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                                                                   EXHIBIT 10.1
                                                                   ------------


              FOURTH AMENDMENT TO RELEASE AND SETTLEMENT AGREEMENT

         THIS FOURTH AMENDMENT (the "Fourth Amendment") is entered into as of January 14, 2005, by and between Hollinger International Inc. ("International") and Peter Y. Atkinson ("Atkinson"), and is made with reference to the Original Agreement, the Amendment, the Second Amendment, and the Third Amendment. The Original Agreement, the Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are referred to herein collectively as the "Agreement." Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

                                 R E C I T A L S

         WHEREAS, the parties have concluded their discussions regarding the language of the Agreement to more appropriately reflect their intent to facilitate its approval by the Court and to adequately protect the interests of both parties;

         WHEREAS, this Agreement is one of a number of Settlements that may be entered into between the SC, on behalf of International, and others, and that the SC, on International's behalf, intends to seek Court approval of the Settlements as a single group to the extent necessary and appropriate and the parties thus desire to seek an extension of time for the SC to apply to the Delaware Court of Chancery for the Scheduling Order;

         NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, and intending to be legally bound hereby, subject to the approval of the Court as described in the Original Agreement, the parties agree as follows:

1. The following WHEREAS clause in the Original Agreement is deleted in its entirety:

      WHEREAS, Atkinson wishes to settle and finally resolve all actual or potential claims arising out of or relating to the matters that have been or may be asserted against him in the Cardinal Action and the Illinois Action;

      and replaced by the following:

      WHEREAS, Atkinson wishes to settle and finally resolve all actual or potential claims arising out of or relating to the matters that have been or may be asserted against him by International and its subsidiaries in the Cardinal Action and the Illinois Action;

2. The following WHEREAS clause in the Original Agreement is deleted in its entirety:

      WHEREAS, Atkinson has agreed to enter into the Agreement to resolve any potential liability in connection with the Cardinal Action and the Illinois Action, and to reduce further expense, inconvenience and the distraction of burdensome and protracted litigation;

      and replaced by the following:

      WHEREAS, Atkinson has agreed to enter into the Agreement to resolve any potential liability to International and its subsidiaries in connection with the Cardinal Action and the Illinois Action, and to reduce further expense,


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inconvenience and the distraction of burdensome and protracted litigation.

3. Section 4 of the Original Agreement is deleted in its entirety and replaced by the following:

      4.    Release and Settlement.

      a. Upon Final Approval, and payment in full of the Settlement Amount, International and its subsidiaries do hereby fully, finally and forever release Atkinson and any and all of his personal agents, spouses, heirs, survivors and executors (collectively with Atkinson, the "Atkinson Releasees") from any and all rights, interests, obligations, debts, dues, sums of money, accounts, reckonings, damages, claims, actions, allegations, causes of action, counterclaims or demands whatsoever, whether known or unknown, in law or in equity, that have been or that could be asserted, relating to the subject matter of the Cardinal Action, the Illinois Action and/or the Report of Investigation by the Special Committee of the Board of Directors of Hollinger International Inc. dated August 30, 2004 (the "SC Report") against any of the Atkinson Releasees (the "Settled Claims"); and Atkinson and any and all of his personal agents, spouses, heirs, survivors and executors do hereby fully, finally and forever release International and any and all of its predecessors, successors, assigns, affiliates, subsidiaries, divisions, and its current and former officers, directors, shareholders, employees, attorneys, agents, advisors, and representatives (collectively with International, the "International Releasees") from any and all rights, interests, obligations, debts, dues, sums of money, accounts, reckonings, damages, claims, actions, allegations, causes of action, counterclaims or demands whatsoever, whether known or unknown, in law or in equity, that have been or that could be asserted, relating to the subject matter of the Cardinal Action, the Illinois Action and/or the SC Report against any of the International Releasees.

      b. The International Releasees do not include Hollinger Inc., The Ravelston Corporation Limited, Ravelston Management Inc., Conrad M. Black, F. David Radler, John A. Boultbee, Daniel W. Colson, Barbara Amiel Black, and Richard Perle, who are the defendants named in the Second Amended Complaint filed on October 29, 2004 in the Illinois Action (the "Illinois Action Defendants").

      c. Notwithstanding any other section or sub-section in this Agreement, Mark S. Kipnis ("Kipnis") is included as a member of the International Releasees only under the condition that that Atkinson Releasees are not, and do not become, the subject of any claim of any nature asserted by Kipnis and/or his spouses, heirs, survivors, or executors, including but not limited to a cross-claim or counterclaim, relating to the subject matter of the Cardinal Action, the Illinois Action and the SC Report (a "Kipnis Claim"). Should any of the Atkinson Releasees become the subject of any Kipnis Claim, then the release being provided by the Atkinson Releasees hereunder is void solely to the extent of any counterclaims the Atkinson Releasees have against Kipnis, but only up to the amount of any recovery Kipnis obtains from the Atkinson Releasees (excluding any Atkinson unreimbursed attorneys' fees).

      d. Notwithstanding any other section or sub-section in this Agreement, Todd A. Vogt ("Vogt") is included as a member of the International Releasees only under the condition that that Atkinson Releasees are not, and do not become, the subject of any claim of any nature asserted by Vogt and/or his spouses, heirs, survivors, or executors, including but not limited to a cross-claim or counterclaim, relating to the subject matter of the Cardinal Action, the Illinois Action and the SC Report (a "Vogt Claim"). Should any of the Atkinson Releasees become the subject of any Vogt Claim, then the release being provided by the Atkinson Releasees hereunder is void solely to the extent

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of any counterclaims the Atkinson Releasees have against Vogt, but only up to the amount of any recovery Vogt obtains from the Atkinson Releasees (excluding any Atkinson unreimbursed attorneys' fees).

      e. The releases provided under this Section 4 also do not relate to any pending or future securities class action suits and do not affect the rights of contribution and indemnification the parties to this Agreement may have against each other in any securities class action suits. The releases also do not release Atkinson or International from their respective obligations under this Agreement or the Consulting Agreement.

      f. In connection with any settlement between or among (i) International and/or its subsidiaries and (ii) any former or current directors or officers of International or any former or current directors or officers of International's subsidiaries in respect of any claims of any nature relating to the subject matter of the Cardinal Action, the Illinois Action, and/or the SC Report, International and/or its subsidiaries shall use commercially reasonable efforts, in good faith, to obtain a release of all claims of any nature that such settling officer or director has or may thereafter have against the Atkinson Releasees arising out of or relating to the subject matter of the Cardinal Action, the Illinois Action and/or the SC Report.

      g. For purposes of further clarification, the words "personal agents" in Section 4 and "agents" in Section 14 of the Agreement, as both of these sections are amended herein, refer and apply only to Atkinson's personal agents, including but not limited to his attorneys or accountants who represent him in his personal capacity, and, notwithstanding the foregoing, do not release or apply to other former or current officers, agents, attorneys, accountants, directors, employees or affiliated companies of International, Hollinger Inc., or The Ravelston Corporation Limited, including without limitation the Illinois Action Defendants. Similarly, the words "spouses," "heirs," "successors," "administrators" and "executors" in Sections 4 and 14 do not release or apply to other former or current officers, agents, attorneys, accountants, directors, employees or affiliated companies of International, Hollinger Inc., or The Ravelston Corporation Limited, including without limitation the Illinois Action Defendants.

4. Sub-section (a) of Section 7 is deleted in its entirety and replaced by the following:

      a. a settlement hearing (the "Settlement Hearing") be held to determine whether the Court should: (i) approve the Settlements pursuant to the Chancery Court's Rule 23.1 as fair, reasonable, and adequate and in the best interests of International's stockholders; and (ii) enter an Order and Final Judgment dismissing Atkinson from the Cardinal Action with prejudice, each party to bear its own costs and release and enjoin prosecution by International and its subsidiaries against Atkinson of any and all Settled Claims; and (iii) hear such other matters as the Court may deem necessary and appropriate; and

5. Sub-section (c) of Section 9 is deleted in its entirety and replaced by the following:

      c. dismiss Atkinson from the Cardinal Action with prejudice;
extinguish, discharge and release, any and all Settled Claims as against Atkinson, said dismissal subject only to compliance by International and Atkinson with the terms of this Agreement and any Order of the Court concerning this Agreement; and permanently enjoin International and its subsidiaries from asserting, commencing, prosecuting or continuing any of the Settled Claims.

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6.    Sub-Section (a) of Section 10 of the Original Agreement is further amended by changing the date of "January 15, 2005" in clause (iv) (which had previously been amended to January 15, 2005 by the Third Amendment) to "March 31, 2005."

7.    Section 11 is deleted in its entirety and replaced by the following:

      11. Governing Law; Choice of Forum; Jury Waiver. This Agreement and any claim related directly to this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. All disputes arising out or relating to this Agreement or its breach shall be resolved in the courts located within the State of Delaware, New Castle County, and Atkinson and International hereby submit exclusively to the jurisdiction and venue of those Delaware courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT.

8.    Section 14 is deleted in its entirety and replaced by the following:

      14. Successors. This Agreement shall apply to Atkinson, as well as his heirs, agents, executors, and administrators. Except as otherwise expressly provided in this Agreement, the Agreement also shall apply to, and inure to the benefit of, International and its subsidiaries and any successors of International and its subsidiaries that International may designate.

9. Chubb Insurance Company of Canada ("Chubb") and American Home Assurance Company ("American Home") are currently engaged in discussions with International pursuant to which they would tender the limits of the insurance policies named herein to fund a settlement of the Cardinal Action with International, Dwayne O. Andreas, Richard R. Burt, Raymond G. Chambers, Henry A. Kissinger, Marie-Josee Kravis, Shmuel Meitar, Robert S. Strauss, A. Alfred Taubman, James R. Thompson, Lord Weidenfeld of Chelsea and Leslie H. Wexner. In the event Chubb and American Home should require as a condition of that settlement that Atkinson execute a mutual release as part of that settlement, Atkinson agrees that he will execute a mutual release of Chubb and American Home, as of the date required by Chubb and American Home, regarding the following insurance policies: Policy No. 426 90 85 issued by American Home with a policy period of July 1, 2002 to July 1, 2003; Policy No. 8180-5152 issued by Chubb with a policy period of July 1, 2002 to July 1, 2003; Policy No. 426 90 86 issued by American Home with a policy period of July 1, 2002 to July 1, 2003.

10. This Fourth Amendment may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

Agreed to this 14th day of January 2005 by:




HOLLINGER INTERNATIONAL INC.                    PETER Y. ATKINSON

By: /s/ James R. Van Horn                       /s/ Peter Y. Atkinson
   ----------------------------                 -----------------------------


               FIFTH AMENDMENT TO RELEASE AND SETTLEMENT AGREEMENT

        THIS FIFTH AMENDMENT (the "Fifth Amendment") is entered into as of March 28, 2005, by and between Hollinger International Inc. ("International")

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and Peter Y. Atkinson ("Atkinson"), and is made with reference to that certain
Release and Settlement Agreement entered into as of April 27, 2004 (the "Original Agreement") and the Amendments to that certain Release and Settlement Agreement entered into as of May 10, October 29, and December 30, 2004, and January 14, 2005 (the "Amendments"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Original Agreement.

                                 R E C I T A L S


        WHEREAS, this Agreement is one of a number of such agreements that may be entered into between the Special Committee (the "SC"), on behalf of International, and others (the "Settlements") and that the SC, on International's behalf, intends to seek Court approval of the Settlements as a single group to the extent necessary and appropriate;

        WHEREAS, the parties desire to seek an extension of time for the SC to apply to the Delaware Court of Chancery for the Scheduling Order;

        NOW, THEREFORE, the parties agree as follows:


1. Sub-Section (a) of Section 10 of the Original Agreement is amended by changing the date of "March 31, 2005" in clause (iv) (which had previously been amended to March 31, 2005 by the Fourth Amendment) to "May 31, 2005."

2. This Fifth Amendment may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

3. All other provisions of the Original Agreement and the Amendments remain fully in effect.


Agreed to this 28th day of March, 2005 by:




HOLLINGER INTERNATIONAL INC.                    PETER Y. ATKINSON

By: /s/ James R. Van Horn                       /s/ Peter Y. Atkinson
   ----------------------------                 -----------------------------


               SIXTH AMENDMENT TO RELEASE AND SETTLEMENT AGREEMENT

         THIS SIXTH AMENDMENT (the "Sixth Amendment") is entered into as of May 3, 2005, by and between Hollinger International Inc. ("International") and Peter
Y. Atkinson ("Atkinson"), and is made with reference to that certain Release and Settlement Agreement entered into as of April 27, 2004 (the "Original Agreement") and the Amendments to that certain Release and Settlement Agreement entered into as of May 10, October 29, and December 30, 2004, and January 14 and March 28, 2005 (the "Amendments"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Original Agreement.

                                 R E C I T A L S


         WHEREAS, this Agreement is one of a number of such agreements that may

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be entered into between the Special Committee (the "SC"), on behalf of
International, and others (the "Settlements") and that the SC, on International's behalf, intends to seek Court approval of the Settlements as a single group to the extent necessary and appropriate;

        WHEREAS, the parties desire to seek an extension of time for the SC to apply to the Delaware Court of Chancery for the Scheduling Order;

        NOW, THEREFORE, the parties agree as follows:


1. Sub-Section (a) of Section 10 of the Original Agreement is amended by changing the date of "May 31, 2005" in clause (iv) (which had previously been amended to May 31, 2005, by the Fifth Amendment) to "September 30, 2005."

2. This Sixth Amendment may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

3. All other provisions of the Original Agreement and the Amendments remain fully in effect.


Agreed to this 3rd day of May, 2005 by:




HOLLINGER INTERNATIONAL INC.                    PETER Y. ATKINSON

By: /s/ James R. Van Horn                       /s/ Peter Y. Atkinson
   ----------------------------                 -----------------------------


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